                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         P & F INDUSTRIES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              P&F INDUSTRIES, INC.

                                300 SMITH STREET

                          FARMINGDALE, NEW YORK 11735

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1996

                               ----------------

To the Stockholders of P & F Industries, Inc.:

  The Annual Meeting of Stockholders of P & F Industries, Inc. will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York on Wednesday, May 22, 1996 at 10:00 A.M., for the following purposes:

    (1) To elect three directors to hold office for three years;

    (2) To ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the fiscal year ending December 31, 1996; and

    (3) To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on April 24, 1996 are entitled to notice of and to vote at the meeting, and any adjournment or postponement thereof.

                                          By order of the Board of Directors,

                                          LEON D. FELDMAN
                                          Secretary

Dated: April 26, 1996
  Farmingdale, New York

IMPORTANT--PLEASE SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTPAID
             RETURN ENVELOPE PROVIDED, PARTICULARLY IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.

                              P&F INDUSTRIES, INC.

                                300 SMITH STREET

                          FARMINGDALE, NEW YORK 11735

                               ----------------

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P & F Industries, Inc. (the "Company") to be used at the meeting of stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 22, 1996 at 10:00 A.M., at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 26, 1996.

  As of April 2, 1996, there were 2,928,867 shares of the Company's Class A Common Stock, $1.00 par value (the "Class A Common Stock"), outstanding. Each share of Class A Common Stock is entitled to one vote. Only holders of record of Class A Common Stock at the close of business on April 24, 1996 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

  All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company herein and for the confirmation of the appointment of BDO Seidman, LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 1996. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy. For purposes of determining whether a proposal has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. In instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those shares of Class A Common Stock will not be included in the vote totals and, therefore, will have no effect on the vote. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide for three classes of directors, as nearly equal in number as possible, with three-year terms of office expiring in three successive years. A director elected to fill a vacancy serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of seven members, with two members in each of two classes and three members in the third class.

  Management proposes that Messrs. Robert L. Dubofsky, Leon D. Feldman and Marc
A. Utay, whose terms of office expire in 1996, be re-elected as directors to serve for terms to expire at the 1999 annual meeting of stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any one or more of these nominees become unable to serve for any reason, or for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

  Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
                            THE FOREGOING NOMINEES.

INFORMATION AS TO DIRECTORS AND NOMINEES FOR DIRECTORS

  Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 24, 1996.

                                                                  YEAR FIRST
             NAME                  PRINCIPAL OCCUPATION    AGE ELECTED DIRECTOR
             ----                  --------------------    --- ----------------
NOMINEES TO SERVE UNTIL THE AN-
NUAL MEETING
IN 1999:
Robert L. Dubofsky.............  Insurance Broker           56       1990
Leon D. Feldman................  Executive Vice-President,  66       1967
                                  Secretary and Treasurer
Marc A. Utay...................  Investment Banker          36       1992
DIRECTORS WHOSE TERMS EXPIRE AT
THE ANNUAL MEETING IN 1997:
Sidney Horowitz................  Chairman Emeritus of the   75       1962
                                  Board of Directors and
                                  Former CEO
Arthur Hug, Jr.................  Retired Bank Chairman      73       1987
                                  and Former Investment
                                  Banker
DIRECTORS WHOSE TERMS EXPIRE AT
THE ANNUAL MEETING IN 1998:
Richard A. Horowitz............  Chairman of the Board of   46       1975
                                  Directors, CEO and
                                  President
Earle K. Moore.................  Attorney                   74       1987

  Robert L. Dubofsky has been Managing Director of BWD Group Limited (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since April 1992. From 1985 until March 1992, Mr. Dubofsky was Senior Vice-President of Alexander & Alexander of New York, Inc., an insurance brokerage firm.

  Leon D. Feldman has been Treasurer of the Company since 1967, Executive Vice-President since 1981 and Secretary since 1986, and was Vice President from 1968 until 1981.

  Richard A. Horowitz has been Chairman of the Board of Directors since November 1995, has been President of the Company since 1986, was President of the Company's subsidiary, Embassy Industries, Inc., from 1976 until 1993, and was Secretary and Vice President from 1981 until 1986.

  Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995, was Chairman of the Board of Directors and Chief Executive Officer from 1968 until November 1995, was President from 1978 until 1986 and from 1962 until 1968, and was Treasurer from 1962 until 1967.

  Arthur Hug, Jr., who is retired, was the President of Vanguard Ventures, Inc. from 1987 until 1989, and was Chairman of North American Bancorp from 1974 until 1987.

  Earle K. Moore is counsel to and a former member of the law firm of Bondy & Schloss, which was general counsel to the Company from 1990 until 1992. Mr. Moore was a member of the former law firm of Moore, Berson, Lifflander, Eisenberg & Mewhinney, which was general counsel to the Company from 1968 until 1990.

  Marc A. Utay has been a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm, since May 1993. From October 1991 until May 1993, Mr. Utay was a Managing Director of BT Securities Corporation, a subsidiary of Bankers Trust New York Corporation. From April 1990 until October 1991, Mr. Utay was a Managing Partner of Kent Capital Partners, Inc., an investment firm. Mr. Utay was with Drexel Burnham Lambert, Inc. from 1983 until March 1990 in various positions, the last of which was as a First Vice-President in the Mergers and Acquisitions division.

OWNERSHIP OF EQUITY SECURITIES

  The following table shows the beneficial ownership of Class A Common Stock as of April 2, 1996, including shares as to which a right to acquire beneficial ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"), by (i) each director and nominee for director, (ii) the chief executive officer, (iii) the other executive officers who are listed in the Summary Compensation Table, (iv) each person known by the Company to be the beneficial owner of more than 5% of its Class A Common Stock and (v) all executive officers and directors as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated.

                                                      SHARES OF CLASS A
                                                         COMMON STOCK    PERCENT
                                                      BENEFICIALLY OWNED   OF
NAME                                                    APRIL 2, 1996     CLASS
- ----                                                  ------------------ -------
Sidney Horowitz(1)(2)................................       293,875(3)     9.8%
Richard A. Horowitz(1)(2)............................       967,800(4)    31.4%
Leon D. Feldman(1)...................................       214,000(5)     6.8%
Earle K. Moore.......................................           --         --
Robert L. Dubofsky...................................        20,000         (6)
Arthur Hug, Jr.......................................         1,000         (6)
Marc A. Utay.........................................        70,000(7)     2.3%
Steel Partners II(8).................................       435,000       14.9%
All directors and officers as a group (7 persons)....     1,566,675(9)    45.6%

- --------

(1) The address of each of Sidney Horowitz, Richard A. Horowitz and Leon D. Feldman is in care of the Company, 300 Smith Street, Farmingdale, New York 11735.
(2) Sidney Horowitz is the father of Richard A. Horowitz.
(3) Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by the Sidney and Grace Horowitz Foundation, as to all of which Sidney Horowitz disclaims beneficial ownership, and 85,000 shares issuable upon the exercise of stock options.
(4) Includes 22,400 shares owned by Linda Horowitz, wife of Richard A. Horowitz, individually and as Trustee for their daughter, and 660,000 shares owned by Linda Horowitz, individually, as to all of which Richard A. Horowitz disclaims beneficial ownership. Linda Horowitz has granted to her husband, Richard A. Horowitz, a ten year irrevocable proxy to vote the 660,000 shares. Includes 150,000 shares issuable upon the exercise of stock options.
(5) Includes 200,000 shares issuable upon the exercise of stock options and 14,000 shares held by the Feldman Family Living Trust.
(6) Less than 1%.
(7) Includes warrants to purchase 70,000 shares.
(8) The number of shares held is shown as reported in Steel Partners II's
    Schedule 13D, as amended, as filed with the Securities and Exchange Commission. Steel Partners II's address is 750 Lexington Avenue, 27th Floor, New York, New York 10022.
(9) Includes 505,000 shares issuable upon the exercise of stock options and warrants.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES AND DIRECTOR COMPENSATION

  During 1995, the Board of Directors held three meetings and each director attended all meetings, except that Mr. Robert L. Dubofsky missed one meeting. The Board of Directors has an Audit Committee and a Stock Option Committee, the current members of each of which are Messrs. Arthur Hug, Jr., Earle K. Moore and Robert L. Dubofsky. The Audit Committee recommends the selection of independent auditors to the Board of Directors, reviews the overall scope and the results of the annual audit and reviews the overall internal controls of the Company. During 1995, the Audit Committee met once and each committee member attended the meeting. The Stock Option Committee administers the Stock Option Plan. During 1995, the Stock Option Committee met once and each committee member attended the meeting. The Board does not have a nominating or a compensation committee or a committee performing similar functions.

  Each director who was not an employee of the Company or any of its subsidiaries received fees of $3,500 per year plus $1,250 per each meeting of the Board of Directors or Audit Committee attended. Directors who are also officers of the Company are not compensated for their duties as directors.

EXECUTIVE COMPENSATION

  The following table shows the compensation for the past three fiscal years of the chief executive officer and each of the other most highly compensated executive officers whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                              COMPENSATION
                                 ANNUAL COMPENSATION             AWARDS
                         ----------------------------------- ---------------
                                                OTHER ANNUAL   SECURITIES
NAME AND PRINCIPAL       FISCAL SALARY  BONUS   COMPENSATION   UNDERLYING    ALL OTHER
  OCCUPATION             YEAR   ($)     ($)(1)  ($)(2)       OPTIONS/SARS(#) COMPENSATION($)(3)
- ------------------       ------ ------- ------- ------------ --------------- ------------------
Richard A. Horowitz.....  1995  385,000 184,000     --           --                10,800
Chairman and              1994  353,100 158,000     --           250,000           10,800
President                 1993  321,000 125,000     --           --                17,667
Sidney Horowitz.........  1995  229,167 128,000     --            50,000(4)        10,800
Chairman Emeritus         1994  321,458 110,000     --           --                10,800
                          1993  315,000  87,000     --            35,000           17,667
Leon D. Feldman.........  1995  275,000 100,000     --           --                10,800
Executive                 1994  261,450  86,000     --           --                10,800
Vice-President            1993  249,000  68,000     --           --                17,667

- --------

(1) The Company has an incentive compensation bonus plan (the "Bonus Plan"). Under the terms of the Bonus Plan, the total bonuses paid to executive officers may not exceed 15% of the Company's pre-tax, pre-bonus income prior to the payment under the Bonus Plan. Allocations to the individuals set forth above are made at the discretion of the Board of Directors. Amounts are accrued in the year shown above and paid in the following year. In 1993, the bonus compensation paid under the Bonus Plan to the named executive officers was calculated based on the pre-tax, pre-bonus income of the Company's continuing operations after allocating corporate overhead to the Company's discontinued operations.
(2) No amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is the lesser of either $50,000 or 10% of annual salary and bonus.
(3) This category includes Company contributions to the retirement plan which is a defined contribution plan (the "Plan"). The Plan covers all employees who do not receive pension benefits under a collective bargaining agreement, have been in the employ of the Company for at least one year and are at least 21 years of age. For 1995 and 1994, the contributions paid by the Company were 5% of the first $40,000 of each employee's salary and 8% of the balance up to $150,000; for 1993, the contributions paid by the Company were 5% of the first $40,000 of each employee's salary and 8% of the balance up to $235,840. Upon leaving the Company, an employee may receive a lump sum payment of all amounts vested for him under the Plan, including earnings thereon.
(4) These options were granted to Sidney Horowitz prior to his retirement as Chairman of the Board of Directors and Chief Executive Officer of the Company.

STOCK OPTION GRANTS

  The following table shows information concerning options to purchase Class A Common Stock granted in 1995 to the executive officers who are set forth in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZED
                                                                           VALUE AT ASSUMED
                                                                         RATES OF STOCK PRICE
                                                                           APPRECIATION FOR
                                       INDIVIDUAL GRANTS                    OPTION TERM(3)
                         ----------------------------------------------- ---------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL
                         UNDERLYING   OPTIONS
                          OPTIONS    GRANTED TO  EXERCISE OR
                          GRANTED   EMPLOYEES IN BASE PRICE   EXPIRATION
          NAME             (#)(1)   FISCAL YEAR    ($/SH)        DATE        5%        10%
          ----           ---------- ------------ -----------  ---------- ---------- ----------
Richard A. Horowitz.....     --          --          --           --         --         --
Sidney Horowitz.........   50,000       100%       $2,6125(2)  7/12/00    $32,808    $72,498
Leon D. Feldman.........     --          --          --           --         --         --

- --------

(1) Options were granted pursuant to the Company's 1992 Incentive Stock Option Plan, as amended. The Stock Option Plan is administered by the Stock Option Committee which authorizes the issuance of options to key employees of the Company at exercise prices not less than the fair market value at the date of grant (market price plus 10% in the case of 10% stockholders).
(2) The market price of the Class A Common Stock on the date of the grant on July 12, 1995 was $2.375.
(3) Based on the market price on the date of the grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

AGGREGATED OPTION EXERCISES AND OPTION VALUES

  The following table shows information concerning the exercise of stock options during 1995 by the executive officers set forth in the Summary Compensation Table and the fiscal year-end value of unexercised options.

  AGGREGATED OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END
                               OPTION/SAR VALUES

                                                      NUMBER OF      VALUE OF
                                                     UNEXERCISED    UNEXERCISED
                                                    OPTIONS/SAR'S  IN-THE-MONEY
                                                         AT        OPTIONS/SAR'S
                                                     FISCAL YEAR     AT FISCAL
                                                       END(#)      YEAR END ($)
                                                   --------------- -------------
                                SHARES
                              ACQUIRED ON  VALUE    EXERCISABLE/   EXERCISABLE/
            NAME              EXERCISE #  REALIZED  UNEXERCISABLE  UNEXERCISABLE
            ----              ----------- -------- --------------- -------------
Richard A. Horowitz..........     --        --     100,000/150,000 38,100/57,150
Sidney Horowitz..............     --        --       73,000/12,000      27,781/0
Leon D. Feldman..............     --        --           200,000/0     156,250/0

COMPENSATION REPORT ON EXECUTIVE COMPENSATION

  The Company does not have a compensation committee. The Board of Directors reviews the annual compensation of the Company's executive officers. Each executive officer's compensation includes salary and a performance bonus. During the fiscal year ending December 31, 1995, the three executive officers of the Company, Sidney Horowitz, Richard A. Horowitz and Leon D. Feldman, were covered by these provisions. As discussed below, Sidney Horowitz was an executive officer through October 31, 1995.

  Each of the Company's executive officers have employment agreements with the Company. Richard A. Horowitz and Leon D. Feldman entered into employment agreements with the Company in November 1989 which would have expired in November 1996. In September 1993, the Company extended their employment agreements so that they now expire in September 2000 with respect to Richard Horowitz and September 1998 with respect to Leon D. Feldman. The employment agreements provide for annual salaries, subject to annual increases at the discretion of the Board of Directors (the executive officers do not vote on the salary increases). The employment agreements of each of Richard A. Horowitz and Leon D. Feldman also provide that upon "discharge" after a "change in control" (each as defined in the respective agreements), each will receive his annual salary for the remainder of the term of his employment agreement or a lump sum severance payment in an amount equal to 2.99 times his annual compensation. The Board of Directors takes into consideration the following factors in determining the executive officers' compensation levels for the ensuing fiscal year: the individual officer's job performance and level of responsibility, prior years' compensation, number of years of employment with the Company and the rate of inflation. Aggregate increases for 1995 for Richard A. Horowitz and Leon D. Feldman were 7.4%.

  Sidney Horowitz entered into an employment agreement, dated as of September 30, 1993, with the Company which provided for him to continue as the Company's Chairman until November 1994 and thereafter as a consultant to the Company for a three year period. As of November 1, 1994, the Company entered into a new employment agreement with Sidney Horowitz which provided for him to continue as the Company's Chairman through October 31, 1995 and thereafter as a consultant to the Company for a three year period. As of November 1, 1995, the Company entered into a consulting agreement with Sidney Horowitz which provides for him to be a consultant to the Company for a three year period terminating on October 31, 1998 and to receive a consulting fee of $200,000 per annum. The Company purchased 192,000 incentive stock options held by Sidney Horowitz for $163,200, which amount represented the product of 192,000 and the difference between the market price of a share of Class A Common Stock at the time of the determination by the Company's Board of Directors and the exercise price per option.

  In 1986, the Company established the Bonus Plan for its executive officers that provides for the payment of a cash bonus not to exceed, in the aggregate, 15% of the Company's pre-tax, pre-bonus income.

            Members of the Board of Directors



            Robert Dubofosky                           Arthur Hug, Jr.
            Leon D. Feldman                            Earle K. Moore
            Richard A. Horowitz (Chairman)             Marc A. Utay
            Sidney Horowitz

PERFORMANCE GRAPH

  The following page contains a line graph which compares the five-year cumulative return of the Class A Common Stock to the total returns of the Nasdaq Stock Market (U.S.A.) Index and a composite group comprised of companies with approximately the same market capitalization as the Company for the fiscal year ended December 31, 1992. Such composite group was used because the Company, through its three subsidiaries, engages in several different lines of businesses and an applicable peer group does not exist. In addition to the Company, the following companies are included in the index: Driver Harris Co. Inc., Energy West, Inc., Halsey Drug Corp., Harris & Harris Group, Inc., Leisure Concepts, Inc., Presidential Realty Corp., TSR,
Inc. and Wendi-Bristol Health Corp. Supradur Manufacturing Corp., which was included in the index located in the Company's 1995 proxy statement, has been omitted because the necessary information is no longer publicly available. Each case assumes a $100 investment on January 1, 1990 and reinvestment of any dividends. Cumulative returns are at December 31 of each year.


This page contains a line graph in which the Y axis represents dollars and the X
                                             -                                 -
axis represents dates beginning with December 31, 1990. The values are listed on the following tables:

                          12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95
P & F Industries, Inc.      100       100        71        100       121       136

Peer Group                  100       163       235        257       175       216

Nasdaq                      100       159       186        215       210       295


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 1995, except that a Form 4 and a Form 5 relating to Sidney Horowitz were not filed in a timely manner.

RELATED TRANSACTIONS

  In October 1992, the Company made an unsecured loan to Mr. Richard A. Horowitz, evidenced by a promissory note (the "Note") in the amount of $125,000, for the purchase by Mr. Horowitz of Class A Common Stock from an unaffiliated third party. The Note is payable on demand and bears interest at the annual rate charged by the Company's lender at the time the Note was issued. As of April 15, 1996, the outstanding principal balance of such Note was $40,000.

  In October and November 1995, the Company entered into certain arrangements with Sidney Horowitz. See "Compensation Report on Executive Compensation" for a description of such arrangements.

                             SELECTION OF AUDITORS

  BDO Seidman, LLP has audited the financial statements of the Company since 1963. The Board of Directors, upon the recommendation of its Audit Committee, has selected BDO Seidman, LLP as independent certified public accountants for the Company, to audit and report upon the consolidated financial statements for the 1996 fiscal year, and the Board is submitting this matter to the stockholders for their ratification. The affirmative vote of a majority of the shares of Class A Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for the ratification of the selection of BDO Seidman, LLP. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL
      OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT CERTIFIED PUBLIC
                                  ACCOUNTANTS.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

  Stockholder proposals intended for inclusion in the proxy material for the 1997 Annual Meeting of Stockholders, and nominations for director to be elected at the 1997 Annual Meeting of Stockholders, each must be received by the Secretary of the Company at the Company's offices at 300 Smith Street, Farmingdale, New York 11735 not prior to October 28, 1996 and not later than December 27, 1996 in order for such proposals and nominations to be included in the proxy materials for the 1997 Annual Meeting of Stockholders. Any stockholder interested in making a proposal or nominating a director is referred to the Company's By-laws.

ADDITIONAL INFORMATION AND OTHER MATTERS

  A copy of the Company's Form 10-K for the fiscal year ended December 31, 1995 as filed with the Commission may be obtained free of charge by writing to the Company, 300 Smith Street, Farmingdale, New York 11735; Attention: Secretary of the Company.

  The management is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

                                          By order of the Board of Directors,

                                          LEON D. FELDMAN
                                          Secretary

Date: April 26, 1996

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